Exhibit 10.2

July 2, 2004

Dr. Robert S. Langer, Jr.

98 Montvale Road

Newton, Massachusetts 02459

Dear Dr. Langer:

Reference is made to the Consulting Agreement dated July 23, 2001 between Momenta Pharmaceuticals, Inc. (formerly Mimeon, Inc.) and you, as extended by letter agreement dated June 23, 2003 (the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

Pursuant to Section 1 of the Agreement, Company and Consultant hereby agree to extend the term of the Agreement for one additional year, from July 23, 2004 through July 22, 2005, upon the same terms and conditions, including, without limitation, those governing compensation, as are set forth in the Agreement.

If the foregoing is in conformity with your understanding, please sign both copies of this letter agreement and return one fully-executed copy to me.

Very truly yours,

/s/ Susan K. Whoriskey
Susan K. Whoriskey
Vice President, Licensing and Business Development

Agreed and accepted:

/s/ Robert S. Langer
Dr. Robert S. Langer